EXHIBIT 4.3.2

                             SERIES SUPPLEMENT




                       PSE&G TRANSITION FUNDING LLC,

                                   Issuer


                                    and


                           THE BANK OF NEW YORK,

                                  Trustee


                       ------------------------------

                          2001-1 SERIES SUPPLEMENT

                        Dated as of January 31, 2001

                       ------------------------------





      2001-1 SERIES SUPPLEMENT dated as of January 31, 2001 (this "Supplement"), by and between PSE&G TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of January 31, 2001, between the Issuer and the Trustee (the "Indenture").

                            PRELIMINARY STATEMENT

      Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $2,525,000,000 to be known as the Issuer's Transition Bonds, Series 2001-1 (the "Series 2001-1 Transition Bonds"). All acts and all things necessary to make the Series 2001-1 Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2001-1 Transition Bonds.

      In order to secure the payment of principal of and interest on the Series 2001-1 Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby confirms the Grant to the Trustee for the benefit of the Holders of the Series 2001-1 Transition Bonds from time to time issued and Outstanding, of all of the Issuer's right, title and interest in, to and under the Collateral, including, without limitation, the Bondable Transition Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

      The Trustee, on behalf of the Holders of the Series 2001-1 Transition Bonds, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

      SECTION 1.  DEFINITIONS.

      All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

      SECTION 2.  OTHER DEFINITIONAL PROVISIONS.

            Approved Replacement Counterparty has the meaning set forth in
Section 9(a) of this Supplement.

            Authorized Denominations shall mean $1,000 and integral multiples of $1.00 above that amount, provided, however, that one
Transition Bond of each Class may have a denomination of less than $1,000.

            Calculation Period means, with respect to a Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date, or in the case of the first Calculation Period, from and including the Series Issuance Date to but excluding the initial Payment Date.

            Class A-4 Transition Bonds means the Series 2001-1 Transition Bonds, Class A- 4.

            Class A-4 Gross Fixed Amount with respect to any Payment Date means an amount equal to the product of the Class A-4 Gross Fixed Rate times the Outstanding Amount of the Class A-4 Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-4 Transition Bonds on such preceding Payment Date, which product (i) in the case of each Payment Date other than the initial Payment Date shall be multiplied by the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding payment date to, but excluding, the current Payment Date, divided by 360, and (ii) in the case of the initial Payment Date, shall be multiplied by the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, provided, that, so long as an Interest Rate Swap Agreement is in effect, the Class A-4 Gross Fixed Amount shall be calculated in accordance with such Interest Rate Swap Agreement.

            Class A-4 Gross Fixed Rate has the meaning set forth in Section 4 of this Supplement.

            Class A-4 Interest Determination Date means, with respect to a Payment Date, the day two London Banking Days prior to such Payment Date, or, in the case of the initial Payment Date, each of the days two London Banking Days prior to the Series Issuance Date, March 15, 2001 and June 15, 2001.

            Class A-4 Swap Agreement means the Original Class A-4 Swap Agreement and any replacement Interest Rate Swap Agreement relating to the Class A-4 Transition Bonds entered into pursuant to Section 9 of this Supplement.

            Class A-4 Swap Counterparty means the Swap Counterparty under the Class A-4 Swap Agreement.

            Expected Amortization Schedule means Schedule A to this Supplement.

            Expected Final Payment Date means, with respect to any Class of the Series 2001-1 Transition Bonds, the expected final Payment Date therefor, as specified in Section 4 of this Supplement.

            Final Maturity Date means, with respect to any Class of the Series 2001-1 Transition Bonds, the final Payment Date thereof, as specified in Section 4 of this Supplement.

            Interest Rate has the meaning set forth in Section 4 of this Supplement.

            LIBOR means a rate per annum equal to the London interbank offered rate for three-month United States dollar deposits (except with respect to the period from the date of issuance to and including March 14, 2001 when the rate will be based on one-month United States dollar deposits), calculated by the Trustee on the Class A-4 Interest
Determination Date according the procedure in Schedule C hereto.

            London Banking Day means a day on which dealings in United States dollars are transacted in the London interbank market.

            Original Class A-4 Swap Agreement means the ISDA Master Agreement, together with the related Schedule and Confirmation, each dated January 25, 2001 between the Issuer and Westdeutsche Landesbank
Girozentrale, New York Branch, as the Swap Counterparty thereunder, relating to the Class A-4 Transition Bonds.

            Overcollateralization Amount has the meaning set forth in
Section 6(d) of this Supplement.

            Payment Date has the meaning set forth in Section 6(a) of this Supplement.

            Qualified Replacement Counterparty means a Replacement Counterparty that (i) has the Required Rating from each of the Required Rating Agencies or (ii) enters into such other arrangements as will result in the Class A-4 Transition Bonds receiving ratings from the Required Rating Agencies not less than the ratings that would be received if such Replacement Counterparty satisfied the Required Rating for each of the Required Rating Agencies.

            Rating Agency means any Rating Agency (as defined in the Indenture) rating the Class A-4 Transition Bonds as of the Series Issuance Date.

            Record Date shall mean, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive Transition Bonds, the last Business Day of the month preceding such Payment Date.

            Replacement Counterparty has the meaning set forth in Section 9(a) of this Supplement.

            Required Capital Amount has the meaning set forth in Section 6(e) of this Supplement.

            Required Rating means "Aa3" in the case of Moody's, either "A+" for long-term unsecured debt or "A-1+" for short-term unsecured debt in the case of S&P and, if the Swap Counterparty is rated by Fitch, "A+" for long-term unsecured debt and "F1" for short-term unsecured debt.

            Required Rating Agencies means Moody's, S&P and, if the Swap Counterparty is rated by Fitch, Fitch.

            Series Issuance Date has the meaning set forth in Section 3(b) of this Supplement.

            Swap Agent has the meaning set forth in Section 9(a) of this Supplement.


      SECTION 3.   DESIGNATION; SERIES ISSUANCE DATES.

            (a) Designation. The Series 2001-1 Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2001-1, and further denominated as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8.

            (b) Series Issuance Date. The Series 2001-1 Transition Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on January 31, 2001 (the "Series Issuance Date") shall have as their date of authentication January 31, 2001.

      SECTION 4. INITIAL PRINCIPAL AMOUNT; INTEREST RATE; EXPECTED FINAL PAYMENT DATE; FINAL MATURITY DATES.

      The Transition Bonds of each Class of the Series 2001-1 Transition Bonds shall have the initial principal amounts, bear interest at the Interest Rates and have Expected Final Payment Dates and Final Maturity Dates as set forth below:

          Initial
         Principal                         Expected Final         Final
Class     Amount         Interest Rate     Payment Date       Maturity Date
-----     ------         -------------     ------------       -------------

A-1     $105,249,914       5.46 %         June 15, 2002      June 15, 2004
A-2     $368,980,380       5.74 %         March 15, 2005     March 15, 2007
A-3     $182,621,909       5.98 %         June 15, 2006      June 15, 2008
A-4     $496,606,425    LIBOR +0.30%      June 15, 2009      June 15, 2011
A-5     $328,032,965       6.45 %         March 15, 2011     March 15, 2013
A-6     $453,559,632       6.61 %         June 15, 2013      June 15, 2015
A-7     $219,688,870       6.75 %         June 15, 2014      June 15, 2016
A-8     $370,259,905       6.89 %         December 15, 2015  December 15, 2017

            Interest shall be paid on the Class A-4 Transition Bonds in accordance with Section 6(c) hereof.

      SECTION 5.  SERIES 2001-1 TRANSITION BONDS, CLASS A-4

            (a) Upon the issuance of the Class A-4 Transition Bonds, the Trustee will establish and maintain a Class Subaccount (the "Class A-4 Subaccount"), which the Trustee will hold in trust for the benefit of the Holders of the Class A-4 Transition Bonds and the Class A-4 Swap Counterparty. On the Business Day preceding each Payment Date, but subject to any proration among Series and Classes in the case of a shortfall of funds available to pay interest on the Transition Bonds pursuant to Section
8.02 of the Indenture, the Trustee shall allocate to the Class A-4 Subaccount an amount equal to the Class A-4 Gross Fixed Amount with respect to such Payment Date. On or before the Payment Date, any net amount payable by the Issuer to the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement shall be paid from the Class A-4 Subaccount, and any net amount payable to the Issuer by the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement shall be deposited into the Class A-4 Subaccount. On that Payment Date, amounts in the Class A-4 Subaccount after such netting and payment shall be paid as interest to the Holders of the Class A-4 Transition Bonds.

            (b) (i) For each Payment Date the Class A-4 Fixed Gross Amount with respect to such Payment Date shall be allocated to the Class A-4 Subaccount on a pro rata basis with amounts allocated with respect to Interest payable on each of the other Classes of the Series 2001-1 Transition Bonds pursuant to Section 8.02(g)(iii) of the Indenture.

                  (ii) If, on any Payment Date for any Calculation Period during which the Class A-4 Swap Agreement is in effect, there are insufficient funds in the Class A-4 Subaccount to pay the interest due to the Holders of the Class A-4 Transition Bonds because of a failure of the Class A-4 Swap Counterparty to pay any net amount payable by the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement, the Class A-4 Transition Bondholders shall have no recourse to amounts in any other Subaccount to recover such shortfall other than from amounts subsequently paid by the Class A-4 Swap Counterparty.

                  (iii) If for any Payment Date there are insufficient funds in the Class A- 4 Subaccount to pay the interest due to the Holders of the Class A-4 Transition Bonds and to pay any net amount payable to the Class A-4 Swap Counterparty by the Issuer under the Class A-4 Swap Agreement because of a shortfall of funds available for the Trustee to allocate to the Class A-4 Subaccount the full amount of the Class A-4 Fixed Gross Amount with respect to such Payment Date, amounts in the Class A-4 Subaccount shall be distributed to the Holders of the Class A-4 Transition Bonds and the Class A-4 Swap Counterparty on a pro rata basis based on the respective amounts payable to the Swap Counterparty and the interest payable to Holders of the Class A-4 Transition Bonds with respect to such Payment Date. Any overdue and unpaid amounts due to the Swap Counterparty shall be paid from the Class A-4 Subaccount pari passu and pro rata with any overdue and unpaid interest due to the Holders of the Class A-4 Transition Bonds.

                  (iv) The Class A-4 Swap Counterparty shall be secured by the Grant made to the Trustee under the Granting Clause of the Indenture with respect to and to the extent of amounts on deposit in the Class A-4 Subaccount pari passu with the Holders of the Class A-4 Transition Bonds based on the respective amounts payable to the Swap Counterparty and the amounts payable to the Holders of the Class A-4 Transition Bonds, in accordance with this Series Supplement, the Indenture and the Interest Rate Swap Agreement.

            (c) The Trustee shall calculate LIBOR in accordance with Schedule C hereto on each Class A-4 Interest Determination Date and the Trustee shall notify the Servicer, the Issuer and the Swap Counterparty of such calculation. For so long as the Class A-4 Transition Bonds are listed on the Luxembourg Stock Exchange, the Trustee shall also notify the Luxembourg Stock Exchange and any agents in Luxembourg appointed pursuant to Section 3.02(b) of the Indenture of the rate of interest and the amount of the interest payment on the Class A-4 Transition Bonds for each Payment Date.

      SECTION 6. PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION AMOUNT; REQUIRED CAPITAL AMOUNT.

            (a) Payment Dates. The Payment Dates for each Class of the Series 2001-1 Transition Bonds are March 15, June 15, September 15 and December 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on September 15, 2001 and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

            (b) Expected Amortization Schedule for Principal. Except in the case of an optional redemption pursuant to Section 10.01 of the Indenture, unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2001-1 Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 2001-1 Transition Bonds pursuant to Section 8.02(g) of the Indenture as principal, in accordance with the Expected Amortization Schedule. Notwithstanding the foregoing, if one or more Classes did not receive principal on any prior Payment Date in accordance with the Expected Amortization Schedule, such shortfalls of principal shall be paid prior to the payment of principal scheduled to be paid on the current Payment Date and shall be paid in the order in which such amounts were scheduled to be paid previously pursuant to the Expected Amortization Schedule; provided, however, that in no event shall a principal payment pursuant to this
Section 6(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2001-1 Transition Bonds to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

            (c) Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series 2001-1 Transition Bonds in an amount equal to: (1) with respect to the Series 2001-1 Transition Bonds, Class A-1, Class A-2, Class A-3, Class A-4 (to the extent interest is being paid at the Class A-4 Gross Fixed Rate), Class A-5, Class A-6, Class A-7 and Class A-8, the number of days (determined on the basis of a 360-day year of twelve 30-day months and assuming that the 15th day is also a Business Day) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, and (2) with respect to the Class A-4 Transition Bonds (to the extent interest is being paid at the floating rate), the actual number of days since the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, times the product of:

                  (i)   the applicable Interest Rate times

                  (ii) the Outstanding Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Series 2001-1 Transition Bonds on such preceding Payment Date.

            With respect to the initial Payment Date, interest will be payable in an amount equal to:

            (1) with respect to the Series 2001-1 Transition Bonds, Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7 and Class A-8, the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of:

                  (a) the applicable Interest Rate for such Class times

                  (b) the original principal amount of such Class of Transition Bonds as of the Series Issuance Date;

            (2)   with respect to the Class A-4 Transition Bonds,

                  (a)   5.94750% times

                  (b)   $496,606,425, times

                  (c) the actual number of days from and including the Series Issuance Date up to and including March 14, 2001, divided by 360,

                  plus (d) LIBOR (calculated two London Banking Days before March 15, 2001) plus 0.30% times

                  (e)   $496,606,425, times

                  (f) the actual number of days from and including March 15, 2001 up to and including June 14, 2001, divided by 360,

plus

                  (g) LIBOR (calculated two London Banking Days before June 15, 2001) plus 0.30% times

                  (h)   $496,606,425, times

                  (i) the actual number of days from and including June 15, 2001 up to and including September 16, 2001, divided by 360.

            Notwithstanding the foregoing, upon the termination of the Class A-4 Swap Agreement for any reason and for so long as there is no replacement Class A-4 Swap Agreement in effect, the Class A-4 Transition Bonds shall bear interest at the fixed rate of 6.2875 percent per annum (the "Class A-4 Gross Fixed Rate"), effective from and including the Payment Date preceding such termination (or, if the Class A-4 Swap Agreement is terminated before the initial Payment Date, from the Series Issuance Date). The Class A-4 Gross Fixed Rate shall be computed on the basis of a 360-day year of twelve 30-day months or, for the initial Payment Date, the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to but excluding the initial Payment Date. At such time as the Issuer enters into a replacement Class A-4 Swap Agreement pursuant to Section 9 of this Supplement, the Class A-4 Transition Bonds shall revert to the interest rate of LIBOR plus 0.30 percent, which rate shall accrue from and including the next Payment Date following the date such replacement Class A-4 Swap Agreement becomes effective and which shall be computed on the basis of the actual number of days elapsed and a 360-day year.

            (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2001-1 Transition Bonds shall be as set forth in Schedule B hereto.

            (e) Required Capital Amount; Series 2001-1 Capital Subaccount.
(i) The Required Capital Amount for the Series 2001-1 Transition Bonds shall be $12,625,000.

      (ii) Solely for tracing deposits to and withdrawals from the Series 2001-1 Capital Subaccount, the Series 2001-1 Capital Subaccount shall comprise two sub-subaccounts, designated "Capital Subaccount - A" and "Capital Subaccount - B". The original deposit to the Series 2001-1 Capital Subaccount in the amount of $12,625,000 shall be deposited to Capital Subaccount - A. No additional deposits shall be made to Capital Subaccount
- A. Any additional deposits to the Series 2001-1 Capital Subaccount shall be made to Capital Subaccount - B. Any withdrawals from the Series 2001-1 Capital Subaccount shall be made from Capital Subaccount - B until no funds remain in Capital Subaccount - B and thereafter shall be made from Capital Subaccount - A.

            (f) No Premium. No premium will be payable in connection with the early redemption of the Series 2001-1 Transition Bonds.

      SECTION 7. AUTHORIZED DENOMINATIONS. The Series 2001-1 Transition Bonds shall be issuable in the Authorized Denominations.

      SECTION 8.    REDEMPTION.

            (a) Mandatory Redemption. The Series 2001-1 Transition Bonds shall not be subject to mandatory redemption.

            (b) Optional Redemption. The Issuer may redeem the Transition Bonds of Series 2001-1, at its option, on any Payment Date in accordance with Section 10.01 of the Indenture if (1) after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of such Series has been reduced to less than five percent of the initial principal balance of such Series and (2) no Interest Rate Swap Agreement is in effect.

      SECTION 9.    INTEREST RATE SWAP AGREEMENT.

            (a) Upon a termination event or event of default under the Class A-4 Swap Agreement, the Issuer shall appoint a recognized swap dealer which is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million (the "Swap Agent") to independently solicit, for a period not exceeding 30 days, a replacement Class A-4 Swap Counterparty (a "Replacement Counterparty"), who shall not be the Swap Agent or an Affiliate thereof. During such 30 day period, the Swap Agent shall be required to identify a Qualified Replacement Counterparty, or if a Qualified Replacement Counterparty cannot be found, the Swap Agent shall be required to identify the highest rated Replacement Counterparty available that is approved by the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Transition Bonds (an "Approved Replacement Counterparty"). In any case, if there is more than one available Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, with the same credit rating, the Swap Agent shall select that prospective Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, offering the terms with the lowest overall cost to the Issuer. The costs and expenses of a Swap Agent appointed pursuant to this Section 9(a) shall be an Operating Expense to be paid by the Issuer pursuant to Section 8.02(g)(vi), to the extent not paid by the Swap Counterparty .

            (b) If the Swap Agent is successful in identifying a Qualified Replacement Counterparty or Approved Replacement Counterparty, upon the termination of the Class A-4 Swap Agreement, the Issuer shall execute a replacement Class A-4 Swap Agreement with such Replacement Counterparty having substantially the same terms as the Class A-4 Swap Agreement being replaced, effective as of the Payment Date immediately following such execution. Any initial upfront payments made by such Replacement Counterparty in connection with its entering into such replacement Class A-4 Swap Agreement shall be paid to the terminated Class A-4 Swap Counterparty, and any termination payment or other similar amount paid to the Issuer by the terminated Class A-4 Swap Counterparty in accordance with the terms of the Swap Agreement shall first be used to make any payment required to be made to a Replacement Counterparty under an Interest Rate Swap Agreement and then to the extent not so used shall be deposited into the Class A-4 Subaccount and paid to the Holders of the Class A-4 Transition Bonds on the next Payment Date, pro rata based on the principal amount held by each Holder.

            (c) If a Qualified Replacement Counterparty or an Approved Replacement Counterparty has not been obtained, the Swap Agent shall be required to renew such search every three months thereafter until a Qualified Replacement Counterparty or Approved Replacement Counterparty has been identified and approved and a replacement Class A-4 Swap Agreement has been entered into in the manner set forth in clauses (a) and (b) above.

            (d) If a termination event or a event of default occurs and is continuing under the Class A-4 Swap Agreement, the Trustee may, and at the direction of the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Transition Bonds shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Class A-4 Swap Counterparty and any right of the Issuer to take this action shall be suspended.

            (e) The Class A-4 Swap Agreement may be amended with the consent of the Trustee and the Class A-4 Swap Counterparty, upon prior notice to the Rating Agencies; provided that such amendment may not adversely affect in any material respect the interests of the Holders of Class A-4 Transition Bonds unless the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Transition Bonds direct the Trustee to consent to such amendment. Moreover, such amendment may not adversely affect in any material respect the interests of the Holders of any other Series or Class of Transition Bonds or any counterparty to any other Hedge Agreement or Interest Rate Swap Agreement without the consent of the Holders of 66 2/3% of the Outstanding Amount of all of such other Series or Classes, and each counterparty to any other Hedge Agreement or Interest Rate Swap Agreement, materially and adversely affected thereby.

            (f) With respect to any action proposed by the Issuer to amend, modify, waive, supplement or surrender the terms of or rights under the Class A-4 Swap Agreement, or waive timely performance or observance by the Class A-4 Swap Counterparty under the Class A- 4 Swap Agreement, in a way which would materially and adversely affect the interests of the Holders of the Class A-4 Transition Bonds, the Issuer shall provide prior notice to the Rating Agencies. The Issuer will consent to such proposed action only with the consent of (i) the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Transition Bonds and (ii) the Holders of at least 66 2/3% of the Outstanding Amount of all of such other Series or Classes, and each counterparty to any other Hedge Agreement or Interest Rate Swap Agreement, materially and adversely affected thereby. Notwithstanding the foregoing, nothing shall prevent the Issuer from seeking or retaining a Swap Agent to seek a Replacement Counterparty.

            (g) Notwithstanding the foregoing clause (f), upon a swap counterparty Downgrade Event or payment default by the Class A-4 Swap Counterparty under the Class A-4 Swap Agreement, the Issuer shall not (i) continue with a downgraded Class A-4 Counterparty notwithstanding the failure timely to identify a Qualified Replacement Counterparty or Approved Replacement Counterparty, as provided in the Class A-4 Swap Agreement, or
(ii) waive a payment default by the Class A-4 Swap Counterparty within the time periods prescribed in the Class A-4 Swap Agreement, except as directed by the Holders of at least 66 2/3% of the Outstanding Amount of the Class A-4 Transition Bonds.

      SECTION 10. CREDIT ENHANCEMENT. No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Transition Bond Charge approved by the BPU as contemplated in the Servicing Agreement) is provided for the Series 2001-1 Transition Bonds.

      SECTION 11. TRUSTEE POLICIES. If at any time withdrawals from Capital Subaccount - A of the Series 2001-1 Capital Subaccount exceed in the aggregate $7,625,000, the Issuer shall, upon the written request of the Trustee, within thirty days after the date of such request, deliver to the Trustee and keep in force until this Indenture ceases to be of any further effect, one or more policies of insurance, surety bonds and/or letters of credit in the aggregate face amount of $5,000,000, which policies, surety bonds and/or letters of credit are sufficient to provide coverage for, and to ensure to the Trustee the payment of, all amounts due and owing to the Trustee under this Indenture (collectively, the "Trustee Policies"), subject to reasonable commercial availability and provided that the premiums or fees for the Trustee Policies shall not exceed $50,000 during any calendar year. The terms and conditions of the Trustee Policies shall be in form and substance reasonably acceptable to the Trustee and shall be issued by one or more carriers or issuers reasonably acceptable to the Trustee.

      SECTION 12. DELIVERY AND PAYMENT FOR THE SERIES 2001-1 TRANSITION BONDS; FORM OF THE SERIES 2001-1 TRANSITION BONDS. The Trustee shall deliver the Series 2001-1 Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 2001-1 Transition Bonds of Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7 and Class A-8 shall be in the form of Exhibit A hereto and the Series 2001- 1 Transition Bonds of Class A-4 shall be in the form of Exhibit B hereto.

      SECTION 13. ADMINISTRATION FEE. The Administrator shall be paid by the Issuer a fee of $31,250 on each Payment Date with respect to the Series 2001-1 Transition Bonds.

      SECTION 14. LISTING AGENT, PAYING AGENT, TRANSFER AGENT. For so long as any Series 2001-1 Transition Bonds are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, the Issuer shall retain a listing agent, a transfer agent and a paying agent in Luxembourg appointed pursuant to Section 3.02(b) of the Indenture.


      SECTION 15. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

      SECTION 16. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

      SECTION 17. GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.



            IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        PSE&G TRANSITION FUNDING LLC,
                                        as Issuer



                                       By: /s/ Morton A. Plawner
                                          -------------------------------------
                                             Name:  Morton A. Plawner
                                             Title: Manager



                                        THE BANK OF NEW YORK, not in its
                                          individual capacity but solely as
                                          Trustee on behalf of the
                                          Transition Bondholders,



                                       By: /s/ Cassandra Shedd
                                          -------------------------------------
                                             Name:  Cassandra Shedd
                                             Title: Assistant Vice President



                                 SCHEDULE A
                       Expected Amortization Schedule
                     Scheduled Amortization Requirement

                   All amounts are in United States Dollars



               Class A-1   Class A-2    Class A-3   Class A-4     Class A-5    Class A-6    Class A-7     Class A-8

Payment Date    Balance     Balance      Balance      Balance      Balance      Balance      Balance       Balance
-----------   ----------   ---------   -----------  ------------ -----------   ----------   ----------   ------------
 Closing      105,249,914 368,980,380  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/01      79,221,814 368,980,380  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

12/15/01       51,861,270 368,980,380  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/02      26,582,543 368,980,380  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/02          -      368,980,380  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/02          -      335,606,551  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/02          -      300,386,596  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/03          -      270,106,256  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/03          -      242,250,492  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/03          -      207,771,601  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/03          -      171,451,240  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/04          -      139,589,132  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/04          -      109,531,025  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/04          -       72,751,836  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/04          -       34,090,613  182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/05          -           -       182,621,909  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/05          -           -       150,436,329  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/05          -           -       111,488,525  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/05          -           -        70,599,211  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/06          -           -        34,308,521  496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/06          -           -          -         496,606,425  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/06          -           -          -         455,520,961  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/06          -           -          -         412,432,186  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/07          -           -          -         374,173,676  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/07          -           -          -         338,300,783  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/07          -           -          -         295,669,116  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/07          -           -          -         251,038,529  328,032,965   453,559,632  219,688,870   370,259,905

 03/15/08          -           -          -         211,037,450  328,032,965   453,559,632  219,688,870   370,259,905

 06/15/08          -           -          -         173,199,357  328,032,965   453,559,632  219,688,870   370,259,905

 09/15/08          -           -          -         128,609,280  328,032,965   453,559,632  219,688,870   370,259,905

 12/15/08          -           -          -          82,002,162   328,032,965  453,559,632  219,688,870   370,259,905

 03/15/09          -           -          -          39,946,202   328,032,965  453,559,632  219,688,870   370,259,905

 06/15/09          -           -          -            -          328,032,965  453,559,632  219,688,870   370,259,905

 09/15/09          -           -          -            -          281,341,624  453,559,632  219,688,870   370,259,905

 12/15/09          -           -          -            -          232,595,203  453,559,632  219,688,870   370,259,905

 03/15/10          -           -          -            -          188,360,940  453,559,632  219,688,870   370,259,905

 06/15/10          -           -          -            -          146,249,254  453,559,632  219,688,870   370,259,905

 09/15/10          -           -          -            -           97,394,711  453,559,632  219,688,870   370,259,905

 12/15/10          -           -          -            -           46,468,072  453,559,632  219,688,870   370,259,905

 03/15/11          -           -          -            -           -           453,559,632  219,688,870   370,259,905

 06/15/11          -           -          -            -           -           409,203,619  219,688,870   370,259,905

 09/15/11          -           -          -            -           -           358,110,899  219,688,870   370,259,905

 12/15/11          -           -          -            -           -           304,908,604  219,688,870   370,259,905

 03/15/12          -           -          -            -           -           256,101,919  219,688,870   370,259,905

 06/15/12          -           -          -            -           -           209,395,101  219,688,870   370,259,905

 09/15/12          -           -          -            -           -           155,989,558  219,688,870   370,259,905

 12/15/12          -           -          -            -           -           100,456,246  219,688,870   370,259,905

 03/15/13          -           -          -            -           -            49,213,164  219,688,870   370,259,905

 06/15/13          -           -          -            -           -           -            219,688,870   370,259,905

 09/15/13          -           -          -            -           -           -            163,810,935   370,259,905

 12/15/13          -           -          -            -           -           -            105,763,937   370,259,905

 03/15/14          -           -          -            -           -           -             51,898,931   370,259,905

 06/15/14          -           -          -            -           -           -                 -        370,259,905

 09/15/14          -           -          -            -           -           -                 -        311,715,680

 12/15/14          -           -          -            -           -           -                 -        250,956,594

 03/15/15          -           -          -            -           -           -                 -        192,665,880

 06/15/15          -           -          -            -           -           -                 -        134,008,933

 09/15/15          -           -          -            -           -           -                 -         68,204,674

 12/15/15          -           -          -            -           -           -                 -              -





                                  SCHEDULE B
                 Schedule of Overcollateralization Requirement





           Overcollateralization                Overcollateralization

                Account                              Account

   Date         Balance                  Date        Balance


 09/15/01        496,489               12/15/08      6,667,135

 12/15/01        709,270               03/15/09      6,879,916

 03/15/02        922,051               06/15/09      7,092,697

 06/15/02       1,134,831              09/15/09      7,305,478

 09/15/02       1,347,612              12/15/09      7,518,258

 12/15/02       1,560,393              03/15/10      7,731,039

 03/15/03       1,773,174              06/15/10      7,943,820

 06/15/03       1,985,955              09/15/10      8,156,601

 09/15/03       2,198,736              12/15/10      8,369,382

 12/15/03       2,411,517              03/15/11      8,582,163

 03/15/04       2,624,298              06/15/11      8,794,944

 06/15/04       2,837,079              09/15/11      9,007,725

 09/15/04       3,049,860              12/15/11      9,220,506

 12/15/04       3,262,640              03/15/12      9,433,287

 03/15/05       3,475,421              06/15/12      9,646,067

 06/15/05       3,688,202              09/15/12      9,858,848

 09/15/05       3,900,983              12/15/12     10,071,629

 12/15/05       4,113,764              03/15/13     10,284,410

 03/15/06       4,326,545              06/15/13     10,497,191

 06/15/06       4,539,326              09/15/13     10,709,972

 09/15/06       4,752,107              12/15/13     10,922,753

 12/15/06       4,964,888              03/15/14     11,135,534

 03/15/07       5,177,669              06/15/14     11,348,315

 06/15/07       5,390,449              09/15/14     11,561,096

 09/15/07       5,603,230              12/15/14     11,773,876

 12/15/07       5,816,011              03/15/15     11,986,657

 03/15/08       6,028,792              06/15/15     12,199,438

 06/15/08       6,241,573              09/15/15     12,412,219

 09/15/08       6,454,354              12/15/15     12,625,000



                                 SCHEDULE C
                            Calculation of LIBOR


      (a) On the Class A-4 Interest Determination Date immediately preceding the first day of each applicable Calculation Period, the Trustee will determine LIBOR based on the offered rate for deposits in United States dollars for the applicable period, commencing on the first day of that Calculation Period that appears on page 3750 of the Telerate Services as of 11:00 a.m., London time, on such Class A-4 Interest Determination Date (the "Telerate Page"). If no offered rate appears on the Telerate Page, LIBOR for such Calculation Period will be determined as described in clause (b) below.

      (b) With respect to an Class A-4 Interest Determination Date on which no offered rate appears on the Telerate Page, the Trustee will request each of four major banks in the London interbank market, selected by the Trustee, to provide the Trustee with its offered quotation for deposits in United States dollars for the applicable Calculation Period, commencing on the second London Banking Day immediately following that Class A-4 Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Class A-4 Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time for the applicable period. If at least two such quotations are provided, LIBOR for such Calculation Period will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that Calculation Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York, on that Class A-4 Interest Determination Date by major banks in the City of New York selected by the Trustee for loans in United States dollars to leading European banks, for the Calculation Period commencing on the second London Banking Day immediately following that Class A-4 Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

      (c) If LIBOR cannot be determined in accordance with clauses (a) or
(b) above, then LIBOR will be determined to be the same as the rate which applied during the previous Calculation Period or, in the case of any failure to determine LIBOR on either of the two Class A-4 Interest Determination Dates preceding the first Payment Date, the rate which was calculated by the Trustee on the first Class A-4 Interest Determination Date.


                        Exhibit A to Series Supplement

                                 Form of Bond

REGISTERED             $

No. R-1         CUSIP NO.



                    SEE REVERSE FOR CERTAIN DEFINITIONS





      THE PRINCIPAL OF THIS CLASS A-[ ] TRANSITION BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-[ ] TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS A-[ ] TRANSITION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE CLASS A-[ ] TRANSITION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. TRANSFERS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.


                        PSE&G TRANSITION FUNDING LLC


               TRANSITION BONDS, SERIES 2001-1, CLASS A-[ ].


Interest       Original Principal    Expected Final
Rate           Amount                Payment Date     Maturity Date



      PSE&G Transition Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates (as defined below) and in the amounts determined as specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(g) of the Indenture, in each year, commencing on September 15, 2001 and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Interest Rate shown above at a fixed rate, on each March 15, June 15, September 15 and December 15, and if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 2001 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Class A-[ ] Transition Bond outstanding from time to time. Interest will be computed (i) for the first Payment Date, on the basis of the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date, to but excluding the initial Payment Date, divided by 360, multiplied by [ ]%, multiplied by the Original Principal Amount of the Class A-[ ] Transition Bonds, and (ii) for each succeeding Payment Date, the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, multiplied by [ ]%, multiplied by the Outstanding Amount of the Class A-[ ] Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-[ ] Transition Bonds on such preceding Payment Date. Such principal of and interest on this Class A-[ ] Transition Bond shall be paid in the manner specified on the reverse hereof.

      The principal of and interest on this Class A-[ ] Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-[ ] Transition Bond shall be applied first to interest due and payable on this Class A-[ ] Transition Bond as provided above and then to the unpaid principal of this Class A-[ ] Transition Bond, all in the manner set forth in Section 8.02(g) of the Indenture.

      Reference is made to the further provisions of this Class A-[ ] Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-[ ] Transition Bond.

      Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-[ ] Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.




      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an authorized Manager of the Issuer.

Dated:  [               ], 2001



                                        PSE&G TRANSITION FUNDING LLC


                                       By:
                                          ------------------------
                                          Name:
                                          Title:   Manager


                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION



Dated: [         ], 2001



      This is one of the Class A-[ ] Transition Bonds of the Series 2001-1 Transition Bonds, designated above and referred to in the within-mentioned Indenture.



                                       THE BANK OF NEW YORK, not in its
                                         individual capacity but solely as
                                         Trustee on behalf of the
                                         Transition Bondholders,


                                       By:
                                          ------------------------
                                          Name:
                                          Title:



                         REVERSE OF TRANSITION BOND


      This Class A-[ ] Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes. The Series 2001-1 Transition Bonds consist of eight Classes, including the Class A-[ ] Transition Bonds (herein called the "Class A-[ ] Transition Bonds"). The Class A-[ ] Transition Bonds have been issued under an indenture dated as of January 31, 2001, and a series supplement thereto dated as of January 31, 2001 (such series supplement, as supplemented or amended, the "Series Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class A-[ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

      The Class A-[ ] Transition Bonds, the other Classes of Series 2001-1 Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

      The principal of this Class A-[ ] Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance of the Class A-[ ] Transition Bonds on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier either because

            (i) an Event of Default has occurred and is continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture, or

            (ii) the Issuer, at its option, has called for the redemption of the Series 2001-1 Transition Bonds in whole pursuant to Section 8(b) of the Series Supplement and Section 10.01 of the Indenture.

However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(g) of the Indenture. The entire unpaid principal amount of this Class A-[ ] Transition Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-[ ] Transition Bonds shall be made pro rata to the Class A-[ ] Transition Bondholders entitled thereto based on the respective principal amounts of the Class A-[ ] Transition Bonds held by them.

      Payments of interest on this Class A-[ ] Transition Bond due and payable on each Payment Date, together with the installment of principal payable on this Class A-[ ] Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-[ ] Transition Bond (or one or more predecessors of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series Supplement, except that with respect to Class A-[ ] Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of principal payable with respect to this Class A-[ ] Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class A-[ ] Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-[ ] Transition Bond (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-[ ] Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class A-[ ] Transition Bond and shall specify the place where this Class A-[ ] Transition Bond may be presented and surrendered for payment of such installment.

      The Issuer shall pay interest on overdue installments of interest on this Class A-[ ] Transition Bond at the Interest Rate for Class A-[ ] to the extent lawful.

      As provided in the Indenture, the Class A-[ ] Transition Bonds may be redeemed, in whole, but not in part, in certain circumstances as provided in Section 8(b) of the Series Supplement and Section 10.01 of the Indenture.

      This Class A-[ ] Transition Bond is a Transition Bond as such term is defined in the Competition Act. Principal and interest due and payable on this Transition Bond are payable from and secured primarily by bondable transition property authorized by a bondable stranded cost rate order issued by the State of New Jersey Board of Public Utilities pursuant to the Competition Act. Bondable transition property includes the irrevocable right to impose and collect certain non-bypassable charges (defined in the Competition Act as "transition bond charges") to be included in electric utility bills of all electric service retail customers of Public Service Electric and Gas Company, a New Jersey electric utility.

      The Competition Act provides that:

      "The State of New Jersey does hereby pledge and agree with the holders of any transition bonds issued under the authority of this act, with the pledgee, owner or assignee of bondable transition property, with any financing entity which has issued transition bonds with respect to which a bondable stranded costs rate order has been issued and with any person who may enter into agreements with an electric public utility or an assignee or pledgee thereof or a financing entity pursuant to this act, that the State will not limit, alter or impair any bondable transition property or other rights vested in an electric public utility or an assignee or pledgee thereof or a financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order until such transition bonds, together with the interest and acquisition or redemption premium, if any, thereon, are fully paid and discharged or until such agreements are fully performed on the part of the electric public utility, any assignee or pledgee thereof or the financing entity or in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a bondable stranded costs rate order . .
 .."

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-[ ] Transition Bond may be registered in the Transition Bond Register upon surrender of this Class A-[ ] Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class A-[ ] Transition Bonds of any Authorized Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-[ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

      Prior to the due presentment for registration of transfer of this Class A-[ ] Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-[ ] Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-[ ] Transition Bond and for all other purposes whatsoever, whether or not this Class A-[ ] Transition Bond may be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected and upon satisfaction of the Rating Agency Condition. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-[ ] Transition Bond (or any one of more predecessors of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-[ ] Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

      The term "Issuer" as used in this Class A-[ ] Transition Bond includes any successor to the Issuer under the Indenture.

      The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture.

      The Class A-[ ] Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

      This Class A-[ ] Transition Bond and the Indenture shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Class A-[ ] Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-[ ] Transition Bond at the times and rate and in the currency herein prescribed.



                                 ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __


                       (name and address of assignee)


the within Class A-[ ] Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints


                      (name and address of appointee)


attorney, to transfer said Class A-[ ] Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:

                                                                 *
-----------------       -----------------------------------------
                        Signature Guaranteed:


-----------------       -----------------------------------------


* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Transition Bond in every particular, without alteration, enlargement or any change whatsoever.




                        Exhibit B to Series Supplement

                                 Form of Bond

REGISTERED                                             $

No. R-1                                         CUSIP NO.



                    SEE REVERSE FOR CERTAIN DEFINITIONS





      THE PRINCIPAL OF THIS CLASS A-4 BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-4 BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS A-4 BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE CLASS A-4 BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. TRANSFERS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.




                        PSE&G TRANSITION FUNDING LLC


                TRANSITION BONDS, SERIES 2001-1, CLASS A-4.


Interest        Original Principal  Expected Final
Rate                   Amount       Payment Date      Maturity Date

LIBOR + 0.30%      $496,606,425     June 15, 2009     June 15, 2011

      PSE&G Transition Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in quarterly instalments on the Payment Dates (as defined below) and in the amounts determined as specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(g) of the Indenture, in each year, commencing on September 15, 2001 and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Interest Rate which is a floating rate of LIBOR plus 0.30% per annum, on each March 15, June 15, September 15 and December 15, and if any such day is not a Business Day, the next succeeding Business Day, commencing on September 15, 2001 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date (each, a "Payment Date"), on the principal amount of this Class A-4 Transition Bond outstanding on such Payment Date, after giving effect to any payments of principal made on such Payment Date. For the initial Payment Date, interest will be computed as the sum of (i) 5.94750% multiplied by the actual number of days from and including the Series Issuance Date to but excluding March 15, 2001 divided by 360, multiplied by $496,606,425, (ii) LIBOR plus 0.30% multiplied by the actual number of days from and including March 15, 2001 to but excluding June 15, 2001, divided by 360, multiplied by $496,606,425, and (iii) LIBOR plus 0.30% multiplied by the actual number of days from and including June 15, 2001, to but excluding September 16, 2001, divided by 360, multiplied by $496,606,425. For each succeeding Payment Date, interest will be computed as the actual number of days since the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, multiplied by LIBOR plus 0.30%, multiplied by the Outstanding Amount of the Class A-4 Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-4 Transition Bonds on such preceding Payment Date.

      Notwithstanding the foregoing, upon the termination of the Class A-4 Swap Agreement for any reason and for so long as there is no replacement Class A-4 Swap Agreement in effect, the Interest Rate for the Class A-4 Transition Bonds shall be the fixed rate of 6.2875 percent per annum (the "Class A-4 Gross Fixed Rate"), effective from and including the Payment Date preceding such termination. The Class A-4 Gross Fixed Rate shall be computed on the basis of a 360-day year of twelve 30-day months or, for the initial Payment Date, the number of days (calculated on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to but excluding the initial Payment Date. At such time as the Issuer enters into a replacement Class A-4 Swap Agreement pursuant to
Section 9 of the Series Supplement, the Class A-4 Transition Bonds shall revert to the Interest Rate of LIBOR plus 0.30%, effective as of the next Payment Date following the date of such replacement Class A-4 Swap Agreement and computed on the basis of the actual number of days elapsed and a 360-day year. Principal of and interest on this Class A-4 Transition Bond shall be paid in the manner specified on the reverse hereof.

      Upon the termination of the Class A-4 Swap Agreement and payment by the Class A-4 Swap Counterparty of any termination payment or other similar amount to the Issuer in accordance with the terms of the Class A-4 Swap Agreement, such amount shall be deposited directly into the Class A-4 Class Subaccount and first used to make any payment required to be made to a Replacement Counterparty and then to the extent not so used, shall be paid to the Holders of the Class A-4 Transition Bonds on the next Payment Date, pro rata based on the principal amount held by each Holder.

      The principal of and interest on this Class A-4 Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-4 Transition Bond shall be applied first to interest due and payable on this Class A-4 Transition Bond as provided above and then to the unpaid principal of this Class A-4 Transition Bond, all in the manner set forth in Section 8.02(g) of the Indenture.

      Reference is made to the further provisions of this Class A-4 Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-4 Transition Bond.

      Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-4 Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an authorized Manager of the Issuer.

Dated:  [              ], 2001



                                        PSE&G TRANSITION FUNDING LLC


                                        By:
                                           -----------------------
                                           Name:
                                           Title:   Manager




                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION



Dated: [           ], 2001



      This is one of the Class A-4 Transition Bonds of the Series 2001-1 Transition Bonds, designated above and referred to in the within-mentioned Indenture.



                                       THE BANK OF NEW YORK, not in its
                                         individual capacity but solely as
                                         Trustee on behalf of the
                                         Transition Bondholders,


                                       By:
                                          -----------------------
                                          Name:
                                          Title:




                         REVERSE OF TRANSITION BOND


      This Series 2001-1 Class A-4 Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes. The Series 2001-1 Transition Bonds consist of eight Classes, including the Series 2001-1 Transition Bonds, Class A-4 (herein called the "Class A-4 Transition Bonds"). The Class A-4 Transition Bonds have been issued under an indenture dated as of January 31, 2001, and a series supplement thereto dated as of January 31, 2001 (such series supplement, as supplemented or amended, the "Series Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class A-4 Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

      The Class A-4 Transition Bonds, the other Classes of Series 2001-1 Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

      The principal of this Class A-4 Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance of the Class A-1 Transition Bonds on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier either because

            (i) an Event of Default has occurred and is continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture, or

            (ii) the Issuer, at its option, has called for the redemption of the Series 2001-1 Transition Bonds in whole pursuant to Section 8(b) of the Series Supplement and Section 10.01 of the Indenture.

However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(g) of the Indenture. The entire unpaid principal amount of this Class A-4 Transition Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. If the Transition Bonds are accelerated and the Bondable Transition Property is liquidated in accordance with the Indenture, the proceeds of such liquidation which are allocated to the Class A-4 Subaccount and deposited in the Class A-4 Subaccount will be allocated between and paid to the Holders of the Class A-4 Transition Bonds and the Swap Counterparty, pro rata, based on the aggregate amount of principal and interest due and payable on the Class A-4 Transition Bonds and the aggregate amount payable to the Swap Counterparty in accordance with the Interest Rate Swap Agreement. All principal payments on the Class A-4 Transition Bonds shall be made pro rata to the Class A-4 Transition Bondholders entitled thereto based on the respective principal amounts of the Class A-4 Transition Bonds held by them.

      Payments of interest on this Class A-4 Transition Bond due and payable on each Payment Date, together with the instalment of principal payable on this Class A-4 Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-4 Transition Bond (or one or more predecessors of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series Supplement, except that with respect to Class A-4 Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final instalment of principal payable with respect to this Class A-4 Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class A-4 Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-4 Transition Bond (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-4 Transition Bond and of any Class A-4 Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-4 Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final instalment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class A-4 Transition Bond and shall specify the place where this Class A-4 Transition Bond may be presented and surrendered for payment of such instalment.

      The Issuer shall pay interest on overdue instalments of interest on this Class A-4 Transition Bond at the Interest Rate for Class A-4 to the extent lawful, subject to the availability of such amounts in the Class A-4 Subaccount.

      As provided in the Indenture, the Class A-4 Transition Bonds may be redeemed, in whole, but not in part, in certain circumstances as provided in Section 8(b) of the Series Supplement and Section 10.01 of the Indenture.

      This Class A-4 Transition Bond is a Transition Bond as such term is defined in the Competition Act. Principal and interest due and payable on this Transition Bond are payable from and secured primarily by bondable transition property authorized by a bondable stranded cost rate order issued by the State of New Jersey Board of Public Utilities pursuant to the Competition Act. Bondable transition property includes the irrevocable right to impose and collect certain non-bypassable charges (defined in the Competition Act as "transition bond charges") to be included in electric utility bills of all electric service retail customers of Public Service Electric and Gas Company, a New Jersey electric utility.

      The Competition Act provides that:

      "The State of New Jersey does hereby pledge and agree with the holders of any transition bonds issued under the authority of this act, with the pledgee, owner or assignee of bondable transition property, with any financing entity which has issued transition bonds with respect to which a bondable stranded costs rate order has been issued and with any person who may enter into agreements with an electric public utility or an assignee or pledgee thereof or a financing entity pursuant to this act, that the State will not limit, alter or impair any bondable transition property or other rights vested in an electric public utility or an assignee or pledgee thereof or a financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order until such transition bonds, together with the interest and acquisition or redemption premium, if any, thereon, are fully paid and discharged or until such agreements are fully performed on the part of the electric public utility, any assignee or pledgee thereof or the financing entity or in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a bondable stranded costs rate order . . .
 ."

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-4 Transition Bond may be registered in the Transition Bond Register upon surrender of this Class A-4 Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class A-4 Transition Bonds of any Authorized Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-4 Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

      Prior to the due presentment for registration of transfer of this Class A-4 Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-4 Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-4 Transition Bond and for all other purposes whatsoever, whether or not this Class A-4 Transition Bond may be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected and upon satisfaction of the Rating Agency Condition. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-4 Transition Bond (or any one of more predecessors of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-4 Transition Bond and of any Class A-4 Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-4 Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

      The term "Issuer" as used in this Class A-4 Transition Bond includes any successor to the Issuer under the Indenture.

      The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture.

      The Class A-4 Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

      This Class A-4 Transition Bond and the Indenture shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Class A-4 Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-4 Transition Bond at the times and rate and in the currency herein prescribed.



                                 ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __


                       (name and address of assignee)


the within Class A-4 Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints


                      (name and address of appointee)


attorney, to transfer said Class A-4 Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:

                                                              *
-----------------       --------------------------------------
                        Signature Guaranteed:


-----------------       --------------------------------------


* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-4 Transition Bond in every particular, without alteration, enlargement or any change whatsoever.